UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Bow Street LLC, together with its affiliates (collectively, “Bow Street”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of Mack-Cali Realty Corporation, a Maryland corporation.

On June 1, 2020, Bow Street issued the following press release:

LEADING PROXY ADVISORY FIRMS ISS AND GLASS LEWIS RECOMMEND MACK-CALI SHAREHOLDERS VOTE “GOLD” TO ELECT BOW STREET’S NOMINEES

ISS Recommends Mack-Cali Shareholders Elect ALL EIGHT Bow Street Nominees

ISS and Glass Lewis Detail the Mack-Cali Board’s Pervasive Culture of

Broken Corporate Governance and Misaligned Incentives

Bow Street Urges Mack-Cali Shareholders to Follow ISS’s Recommendation by Voting GOLD

“FOR ALL” of its Highly Qualified, Independent Nominees

NEW YORK – June 1, 2020 – Bow Street LLC (“Bow Street”) today announced that Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), the nation’s leading independent proxy advisory firms, have recommended that Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI) shareholders vote the GOLD proxy card “FOR” Bow Street’s highly qualified, independent director nominees in connection with the Company’s Annual Meeting on June 10, 2020. Notably, ISS recommended that Mack-Cali shareholders elect ALL EIGHT of Bow Street’s nominees to the Mack-Cali Board of Directors (the “Board”).

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “We are gratified that both ISS and Glass Lewis recognize that Mack-Cali shareholders deserve better, including a meaningful refreshment of the Board comprised of truly independent directors who will provide robust oversight of management, reestablish accountability, and deliver value to shareholders. We strongly encourage all Mack-Cali stakeholders to review ISS’s and Glass Lewis’s independent, third-party reports, which detail a systemic pattern of governance abuses that is amongst the worst we have witnessed throughout our careers as investors and fiduciaries.

“ISS and Glass Lewis, for a second year in a row, have confirmed our long-held belief that ending Mack-Cali’s underperformance and governance woes is only achievable by resetting the broken culture in the Mack-Cali Boardroom. We urge shareholders to follow ISS’s recommendation and vote the GOLD proxy card today to elect ALL EIGHT of Bow Street’s nominees, who, as directors, will be fierce shareholder advocates and execute a plan to permanently usher in a new era of corporate responsibility, operational oversight, credibility and value creation at Mack-Cali.”

In making its recommendation that Mack-Cali shareholders vote the GOLD proxy card “FOR ALL” of Bow Street’s nominees, ISS* noted:

•

“[T]he current strategy has not produced the promised improvement in operating results and company valuation, and that as long as legacy directors continue to exercise controlling influence, the board is unlikely to be open to a change in strategic direction. As a result, a majority reconstitution of the board appears necessary to ensure that the board properly evaluates the company strategy and oversees its execution. As such, shareholders are recommended to vote FOR dissident nominees Batkin, Cumenal, Gilmartin, Jones, Katz, Gerardo Lietz, Nia, and Stern on the dissident’s GOLD proxy card.”

•

“[T]he board’s actions over the past year have revealed a coordinated and concerted effort to maintain its chosen course while paying lip service to shareholder concerns raised by the dissident last year and clearly shared by the majority of the shareholder base, as evidenced by strong support for the dissident’s slate last year.”

•

“The four 2019 dissident nominees have already proved to be strongly independent members of the board, willing to question board and company insiders, and able to express dissent. Each of them possesses relevant prior professional backgrounds and CLI board experience that will prove invaluable in making sweeping changes to a stagnant and dysfunctional boardroom culture.”

•

“Of the dissident’s four new nominees, Jones, Nia, and Stern possess strong real estate investment and/or operational qualifications that will be essential in overseeing the execution of the company’s transaction-heavy strategy. We believe that the addition of Katz, as a significant shareholder, will be beneficial in creating a functioning board befitting a publicly traded company of Mack-Cali’s size.”

•

“Given the apparent inability or unwillingness of the legacy directors to challenge outgoing chairman Mack and directors Bernikow, Reid, and DeMarco, we see little reason to preserve a strong minority of legacy directors to ensure continuity.”

•

“[B]oard-level oversight has proved to be little more than window dressing for decisions already pushed through within the nominating and corporate governance committee and compensation committee by legacy directors.”

•

“Given the company’s operating performance, ongoing broken promises, and board-level actions that appear to protect the interests of the Mack family and the reputation of DeMarco, the key question for shareholders is whether they trust the legacy directors and management to act in the best interests of all shareholders and to effectively execute the stated strategy. The dissident’s proposal offers short-term and long-term solutions to the company’s current challenges.”

•

“The company’s investor presentation defending its strategy and progress reveals a persistent pattern of promises for the future and plenty of metrics, which upon a closer look, do not show the full picture, are not comparable year-over-year, and in some cases, difficult to verify. All in, despite repeated reminders of the asset transformation the company has achieved under DeMarco’s leadership, the operating numbers point to a continued inability to effectively operate these assets and maintain a prudent financial position.”

•	“CLI has underperformed all relevant indices in practically every period since DeMarco joined the company in 2015.”

•

“[T]he Shareholder Value Committee, touted by the board as a clear sign of responsiveness to shareholders and openness to strategic alternatives, appears to have been a public relations campaign, rather than a serious effort to evaluate the company’s strategy.”

In making its recommendation that Mack-Cali shareholders vote the GOLD proxy card “FOR” a majority of Bow Street’s nominees, Glass Lewis* noted:

•

“[W]e believe investors should send a clear message to the incumbent board by supporting an expanded selection of Bow Street nominees who, in our assessment, are prepared to not only immediately improve the Company’s governance, but also critically contribute to MCR’s core operational, financial and strategic objectives in a manner consistent with the interests of public shareholders. Accordingly, we recommend shareholders use Bow Street’s GOLD proxy card.”

•

“[W]e believe the actions of the MCR-backed board, led by Messrs. Bernikow, DeMarco and Reid, demonstrate a troubling and unambiguous willingness to plainly subvert the will of investors in order to preserve the status quo and largely mitigate voices of dissent. The tools underpinning MCR’s playbook appear to have varied widely over the last year, but have included, at the very least, stacked committees, perfunctory governance “improvements” and, ultimately, openly conflicted, deeply flawed oversight bodies.”

•

“[W]e would circle back to the question of damaged credibility and the fact that certain “old guard” board members have, in our view, largely forfeited the benefit of the doubt…we find incumbent MCR candidates Bernikow, DeMarco and Reid consistently emerge as mitigating influences, relegating otherwise progressive governance to the scrapheap of perfunctory optics management.”

•

“[W]e also note, as of the end of last week, MCR shareholders who have owned stock since the date Mr. DeMarco joined the ranks of MCR’s corporate leadership have realized effectively no return on their ongoing investments over that five-year period.”

•

“MCR’s coordinated resignation strategy allowed William Mack to sidestep what seems to have been certain removal, with his brother David Mack stepping off the board in his stead, effectively allowing the long-serving board member to not only retain his seat, but also his role as chairman, in each case without any credible shareholder mandate. In the clearest of terms, we consider the foregoing actions amount to little more than maladroit gamesmanship, with dubiously coordinated efforts clearly intended to override the will of MCR investors in service of preserving, to the greatest extent possible, the outsized influence of a measurably unpopular William Mack. Our concern with this issue is necessarily significant, substantially damages the perceived integrity of MCR’s remaining long-term board members, critically informs many of our views with respect to the credibility of MCR’s portrayal of events leading up to 2020 annual meeting, and, ultimately, underscores the need for additional insight from independent board members not appointed through the deeply flawed corporate governance architecture.”

•

“[W]e consider it fair to suggest the [Shareholder Value Committee’s] roughly half-year period of effectiveness lacked both procedural vigor and clarity, and essentially provided the MCR board with another low-risk optical gain that stood no substantive chance of derailing the status quo.”

•

“[O]ur current recommendation is driven by what we consider to be a litany of unmistakably poor governance practices implemented since the very morning of the 2019 AGM. We consider the depth and significance of these practices significantly impacted the ability of Bow Street’s prior nominees — who were also walled off from key committees and constantly overseen by one or more long-term MCR board members — to implement measurable change or consistently act as effective, independent stewards.”

BOW STREET URGES MACK-CALI SHAREHOLDERS TO PROTECT THEIR INVESTMENT

BY VOTING THE GOLD CARD TODAY “FOR ALL” OF BOW STREET’S

HIGHLY QUALIFIED, INDEPENDENT NOMINEES

Additional information regarding Bow Street’s highly qualified, independent nominees and other materials related to its proxy campaign, may be found at http://www.bowstreetllc.com/mack-cali2020/.

*	Bow Street has neither sought nor obtained consent from ISS or Glass Lewis to use previously published information in this press release. Bolding added for emphasis.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN!

Please vote today by telephone or via the Internet

by following the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

Please simply discard any white proxy card that you may receive from Mack-Cali.

Returning a white proxy card – even if you “withhold” on the Company’s nominees –

will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

CLIshareholders@bowstreetllc.com